EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

We hereby consent to the incorporation be reference in Registration Statements on Form S-8 (File Nos. 33-27867 and 33-56671) of Diversified Corporate Resources, Inc. of our reports dated November 11, 2004 relating to the consolidated statements and financial statement schedule, which appear in this Annual Report on Form 10-K of Diversified Corporate Resources, Inc. for the year ended March 31, 2003.

Pender Newkirk & Company

Certified Public Accountants

Tampa, Florida

December 8, 2004